Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Trustees

Physicians Realty Trust

We consent to the incorporation by reference in Registration Statement No. 333-190085 on Form S-8 of our report dated March 21, 2014, relating to the consolidated and combined financial statements of Physicians Realty Trust as of and for the years ended December 31, 2013 and 2012, appearing in the Annual Report on Form 10-K of Physicians Realty Trust.

/s/ Plante & Moran, PLLC

Chicago, Illinois

March 21, 2014